Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information contact:
Carrie Grapenthin	Aaron Miles
Navigant Communications	Navigant Investor Relations
312.573.5636	312.583.5820

NAVIGANT ACQUIRES REVENUEMED

Strengthens Navigant’s End-to-End Healthcare Offering &Platform, Creating Additional Opportunities for Scale

CHICAGO – Feb. 23, 2015 – Navigant (NYSE: NCI) announced today that it has acquired RevenueMed, an Atlanta-based provider of coding, revenue cycle management, and business process management services for the healthcare sector. The acquisition further strengthens Navigant’s position as a leading provider of end-to-end revenue cycle business process management services and expands the Company’s platform to include global, offshore capabilities for its clients.

RevenueMed has developed several proprietary software and process tools to support financial and back-office operations of healthcare providers and leverages a wholly-owned delivery network in India to operate as an extension of the client’s business office. The company appeared for six consecutive years on Inc. Magazine’s list of Fastest Growing Private Companies in the United States.

“We are delighted to announce the addition of RevenueMed, which augments our business process management client offerings and further positions Navigant for long-term, sustainable growth,” stated Julie Howard, Navigant Chairman and Chief Executive Officer. “Our continued investment in business process management services builds on and complements our deep consulting expertise. The addition of RevenueMed provides greater scalability in a fast growing sector to support our revenue and profitability growth goals. We welcome the RevenueMed team to Navigant.”

RevenueMed was founded in 2002 by Chief Executive Officer, Michael von Grey. RevenueMed’s medical coding capabilities are delivered by professionals that include physicians and nurses whose knowledge provides a strong foundation for the market’s evolution to complex ICD-10 coding. Day-to-day operations will continue to be managed by von Grey and his current leadership team, and will be part of the Navigant Cymetrix business.

“The Healthcare sector is facing unprecedented pressure as it navigates growing complexities while delivering better outcomes and value to patients,” said David Zito, Managing Director and Navigant Healthcare segment leader. “As we assist health systems to position themselves for the future amidst market and regulatory changes, we expect continued high demand for business process solutions. Our clients are focused on optimizing operational efficiencies and we look forward to working with them to develop solutions that focus on delivering quality care and better patient outcomes in an environment of declining reimbursement.”

“We are joining Navigant at such an important time – for our firm, for Navigant and for the Healthcare sector overall,” said RevenueMed Chief Executive Officer, Michael von Grey. “The convergence of our capabilities and resources with the robust business process management offering already in place at Navigant will create more options and solutions for a broader client base.”

About Navigant Healthcare

Navigant Healthcare, a business segment of Navigant, works collaboratively across a spectrum of clients in the payer, provider and life sciences space. Its professionals consist of industry thought leaders, healthcare executives, clinicians, physicians and seasoned consultants who assist health systems, physician organizations, payers and life sciences companies in designing, developing and implementing integrated, technology-enabled solutions that create high-performing healthcare organizations. Through a unique interdisciplinary approach leveraging the depth and breadth of experience, Navigant Healthcare enables clients to build their capabilities and achieve sustainable peak performance around quality of care, cost, leadership, and culture in today’s changing healthcare environment.

About Navigant

Navigant (NYSE: NCI) is a specialized, global professional services firm dedicated to assisting clients in creating and protecting value in the face of critical business risks and opportunities. Through senior level engagement with clients, Navigant professionals deliver expert and advisory work through implementation and business process management services. The firm combines deep technical expertise in Disputes and Investigations, Economics, Financial Advisory and Management Consulting, with business pragmatism to address clients’ needs in highly regulated industries, including Construction, Energy, Financial Services and Healthcare. More information about Navigant can be found at navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “plan,” “outlook” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the success of the Company’s organizational changes and margin improvement initiatives; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions and divestitures; pace, timing and integration of acquisitions and separation of divestitures; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients or large engagements; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and market and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission ( SEC ), which are available on the SEC’s website or at www.navigant.com/investor_relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

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